Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Nephros, Inc.

South Orange, New Jersey

We hereby consent to the incorporation by reference in the Registration Statements of Nephros, Inc. on Form S-8 (Nos. 333-127264; 333-148236; 333-188592; 333-205167; 333-223849) of our report dated March 12, 2019, relating to the consolidated financial statements of Nephros, Inc. and Subsidiaries , as of and for the years ended December 31, 2018 and 2017, which appears in this Annual Report on Form 10-K for the year ended December 31, 2018.

/s/ Moody Famiglietti & Andronico, LLP

Tewksbury, Massachusetts
March 12, 2019